SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2008

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

105 N. 31st Avenue, Suite 103, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Green Plains Renewable Energy Inc. received an affirmative vote this afternoon from the voting members of the Great Lakes Cooperative on the previously-announced merger proposal. The merger is expected to close sometime in March, subject to certain additional conditions and contingencies. Upon completion, Great Lakes will become a wholly-owned subsidiary of Green Plains.

Pursuant to the merger proposal, Great Lakes members will receive $12.5 million in cash and 551,065 shares of Green Plains’ common stock. Great Lakes’ investments in regional cooperatives are excluded from the merger. Great Lakes’ business units and assets will be incorporated into Green Plains’ vertically-integrated operations.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Number	Description

99.1	Press Release, dated February 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2008	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

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